UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

DJO Finance LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142188	20-5653965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 Decision Street

Vista, CA 92081

(Address of principal executive offices, including zip code)

(760) 727-1280

(Registrant’s telephone number including area code)

N/A

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On June 9, 2009, DJO Finance LLC (“the Registrant”) announced the approval by the Board of Directors of DJO Incorporated (the “Company”), the parent corporation of the Registrant, of its plans to close its Chattanooga manufacturing and distribution facility, located in Hixson, TN, and to integrate the operations of the Chattanooga site into the Company’s other existing sites.  The transition of the Chattanooga activities is expected to take approximately nine to twelve months to complete.  As a result of this transition, the Company estimates that it will incur approximately $7 million to $10 million of cash expenses, including approximately $6 million to $8 million related to severance and employee retention, and $1 million to $2 million for other costs associated with the transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DJO FINANCE LLC
Date: June 15, 2009
	By:	/s/ Vickie L. Capps
	Name:	Vickie L. Capps
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer